UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 8, 2009
GREAT AMERICAN GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-159644	27-0223495

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21860 Burbank Boulevard, Suite 300 South Woodland Hills, California	91367

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (818) 884-3737
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
On October 8, 2009, Great American Group Energy Equipment, LLC (“GAG Energy”), a subsidiary of Great American Group, Inc. (the “Company”), and Great American Group, LLC (“GAG, LLC”), a subsidiary of the Company, entered into a Forbearance Agreement (the “Forbearance Agreement”) with Garrison Special Opportunities Fund LP, Gage Investment Group LLC (collectively, the “Lenders”) and Garrison Loan Agency Services LLC (“Administrative Agent”), relating to the Credit Agreement, dated as of May 29, 2008 (the “Credit Agreement”), by and among GAG Energy, as borrower, GAG, LLC, as guarantor, the Lenders and the Administrative Agent. GAG Energy was formed in 2008 as a special purpose limited liability company to finance the purchase of certain equipment which, at June 30, 2009, had a net book value of approximately $14.1 million. The Credit Agreement matured on September 26, 2009 and the principal amount of borrowings and interest due under the Credit Agreement, which totaled approximately $12.7 million as of such date, became due and payable by GAG Energy. The Forbearance Agreement is effective as of September 27, 2009.
Pursuant to the terms of the Forbearance Agreement, the Lenders have agreed to forbear from exercising any of the remedies available to them under the Credit Agreement and the related Security Agreement until November 17, 2009, unless a forbearance default occurs, as specified in the Forbearance Agreement. Also pursuant to the terms of the Forbearance Agreement, GAG Energy has agreed to hold an auction of the assets securing GAG Energy’s obligations under the Credit Agreement on or before November 3, 2009 and to use the sale proceeds to repay its obligations under the Credit Agreement. In connection with the execution of the Forbearance Agreement, GAG, LLC made a payment of $1.2 million on October 9, 2009, in full satisfaction of its guaranty under the Credit Agreement which reduced the principal amount of borrowings and interest due under the Credit Agreement.
The preceding summary of the material provisions of the Forbearance Agreement is qualified in its entirety by reference to the complete text of the Forbearance Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Forbearance Agreement, dated as of October 8, 2009, by and among Great American Group Energy Equipment, LLC, Great American Group, LLC, Garrison Special Opportunities Fund LP, Gage Investment Group LLC and Garrison Loan Agency Services LLC *

*	Filed herewith

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

October 15, 2009	GREAT AMERICAN GROUP, INC.
	By:	/s/ Paul S. Erickson
		Name:	Paul S. Erickson
		Title:	Chief Financial Officer

Exhibit Index

Exhibit No.	Description
10.1	Forbearance Agreement, dated as of October 8, 2009, by and among Great American Group Energy Equipment, LLC, Great American Group, LLC, Garrison Special Opportunities Fund LP, Gage Investment Group LLC and Garrison Loan Agency Services LLC*

*	Filed herewith